Exhibit 99.3

HATTERAS FUNDS GROUP TO BE ACQUIRED BY RCS CAPITAL CORPORATION

RCS Capital Increases its Exposure to Alternative Investments with Acquisition of Hatteras, a Boutique Alternative Investment Specialist

Existing Hatteras Leadership Team to Remain Autonomous

RCAP to Provide Access to Integrated Distribution Platform and

Financial and Strategic Support

New York, NY, and Raleigh, NC, October 1, 2013 – Hatteras Funds Group, a boutique alternative investment specialist providing unique alternative investment solutions to financial advisors and their clients, has entered into a definitive agreement with RCS Capital Corporation (“RCAP”) (NYSE: RCAP). Following this transaction, the Hatteras Funds Group, which recently celebrated its 10-year anniversary, will continue to operate autonomously under its current management team as a subsidiary of RCAP.

The acquisition will provide significant financial resources to the Hatteras Funds Group, enhancing the firm’s competitive strength and allowing it to expand its alternative investments platform. Hatteras will join RCAP’s existing subsidiaries Realty Capital Securities, LLC, their wholesale distribution and investment banking / capital markets business, RCS Advisory Services LLC, their transaction management business, and American National Stock Transfer, LLC, their stock transfer business.

David Perkins, Hatteras’ CEO commented, “Our clients will benefit from our access to a well-capitalized platform. RCAP’s support allows us to invest in infrastructure, resources, personnel and technology in order to increase our commitment to offering best-in-class investment management and client service. Over the next few years we plan to launch several additional alternative investment solutions that meet the needs of our financial advisors and their clients.”

Nicholas S. Schorsch, Chairman of RCAP, commented “We are excited to announce this acquisition and this opportunity to bring a first-rate management team and one of the premier boutique liquid alternative investment firms in the industry into our family of companies and to add their liquid alternative investment funds to our platform of distribution products.”

Mr. Schorsch continued, “The Hatteras Funds Group, led by David Perkins, manages an exciting and first class alternative funds complex that draws on the talents of its internal managers as well as high quality investment firms respected throughout the alternative investment management industry.”

“We believe the combination of Hatteras Funds and RCAP will be well-positioned to create substantial future value for our clients,” added Perkins.

About Hatteras Funds

Hatteras Funds is a boutique alternative investment specialist dedicated to providing unique alternative investment solutions for financial advisors and their clients. Founded in 2003, Hatteras provides retail investors with access to the same sophisticated investment approach and superior management talent as the largest institutions. The Raleigh, N.C.-based firm manages $2 billion in alternative investment strategies for a broad range of institutions, endowments, pensions and high-net-worth individuals. For more information, please visit hatterasfunds.com.

About RCAP

RCAP is a publicly traded Delaware holding company listed on the New York Stock Exchange formed to operate and grow businesses focused on the retail direct investment industry. RCAP holds a direct minority economic interest in Realty Capital Securities, LLC, a FINRA-registered wholesale broker-dealer and an investment banking and capital markets business, American National Stock Transfer, LLC, an SEC-registered transfer agent, and RCS Advisory Services, LLC, a transaction management services business. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Important Notice

The statements in this press release include statements regarding the intent, belief or current expectations of RCAP and members of RCAP’s management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of RCAP’s prospectus. Further, forward-looking statements speak only as of the date they are made, and RCAP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

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